UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 12, 2007

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

The information in this Item 7.01 of Form 8-K, including the accompanying exhibits, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

The Company held its Annual Meeting of Stockholders on June 12, 2007.  A copy of management's prepared remarks for the meeting is attached hereto as Exhibit 99.1.  Additionally, a copy of management's slide presentation is available on the Company's website under the links "About AE, Investment Info, Presentations."

Additionally, on June 12, 2007, the Company issued a press release announcing that its Board of Directors raised its cash dividend  by 33% to an annual rate of $0.40 per share from the current rate of $0.30 per share.  A quarterly cash dividend of $0.10 per share was declared and is payable on July 13, 2007, to stockholders of record at the close of business on July 2, 2007.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1*	Management's prepared remarks for the Company's Annual Meeting of Stockholders
99.2*	Press Release dated June 12, 2007 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: June 14, 2007	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Management's prepared remarks for the Company's Annual Meeting of Stockholders
99.2*	Press Release dated June 12, 2007 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.